As filed with the Securities and Exchange Commission on February 13, 2017

Registration No. 333-165613

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESTERLINE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2595091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 108th Avenue NE

Bellevue, Washington 98004

(425) 453-9400

(Address, including zip code, and telephone number, including area code, of principal executive offices)

ESTERLINE TECHNOLOGIES CORPORATION

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Curtis C. Reusser

President and Chief Executive Officer

Esterline Technologies Corporation

500 108th Avenue NE

Bellevue, Washington 98004

(425) 453-9400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

ANDREW BOR

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Registrant on March 22, 2010 (File No. 333-165613) (the “Registration Statement”) is being filed for the purpose of deregistering 399,400 shares of the Registrant’s common stock (the “Common Stock”) that are registered for issuance under the Registrant’s 2004 Equity Incentive Plan (as amended) (the “Prior Plan”).

On March 6, 2013, the shareholders of the Registrant approved the Registrant’s 2013 Equity Incentive Plan (the “Plan”) and, in connection therewith, no further awards will be made under the Prior Plan. The number of shares of Common Stock reserved and available for issuance under the Plan includes shares (a) not issued or subject to outstanding awards under the Prior Plan on March 6, 2013 and (b) subject to outstanding awards under the Prior Plan on March 6, 2013 that cease thereafter to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares). As of March 6, 2013, 322,150 shares were not issued or subject to outstanding awards under the Prior Plan and, as of January 27, 2017, 77,250 shares had ceased to be subject to awards under the Prior Plan and had become available for issuance under the Plan (together, the “Carryover Shares”). Accordingly, the Registrant hereby deregisters the Carryover Shares from the Registration Statement, which shares have not and will not be issued under the Prior Plan, but which instead are available for issuance under the Plan. The Registration Statement will remain in effect to cover potential issuances of shares pursuant to the terms of outstanding awards thereunder. If any shares subject to those outstanding awards under the Prior Plan subsequently become available for issuance under the Plan, one or more future post-effective amendments to the Registration Statement will be filed to deregister such shares under the Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register the Carryover Shares for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 13th day of February, 2017.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ CURTIS C. REUSSER
Curtis C. Reusser
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Curtis C. Reusser, Robert D. George, Amy L. Watson, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to the Registration Statement or this Post-Effective Amendment No. 1 to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of February, 2017.

Signature	Title

/s/ CURTIS C. REUSSER Curtis C. Reusser	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Executive Vice President, Chief Financial Offer and Corporate Development (Principal Financial Officer)

/s/ GARY J. POSNER Gary J. Posner	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ MICHAEL J. CAVE Michael J. Cave	Director

/s/ DELORES M. ETTER Delores M. Etter	Director

/s/ ANTHONY P. FRANCESCHINI Anthony P. Franceschini	Director

/s/ PAUL V. HAACK	Director
Paul V. Haack

/s/ MARY L. HOWELL	Director
Mary L. Howell

/s/ SCOTT E. KUECHLE	Director
Scott E. Kuechle

/s/ NILS E. LARSEN	Director
Nils E. Larsen

/s/ GARY E. PRUITT	Director
Gary E. Pruitt

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney (see signature page)